Exhibit 99.1

Orient Paper, Inc. Reports Financial Results for Second Quarter 2015

BAODING, Hebei, China – August 12, 2015 - Orient Paper, Inc. (NYSE MKT: ONP) (“Orient Paper” or the “Company”), a leading manufacturer and distributor of diversified paper products in North China, today announced its unaudited financial results for the second quarter ended June 30, 2015.

Financial Highlights:

US$ million	2Q 2015	YOY Change	1H 2015	YOY Change
Revenue	41.3	+9.1%	67.8	+6.6%

- Regular Corrugating Medium Paper* (“Regular CMP”)	25.8	+6.5%	42.3	+2.4%
- Light-Weight CMP**	5.0	+227.0%	8.2	+436.5%
- Offset Printing Paper	10.5	-4.9%	17.3	-6.0%
Gross profit	10.5	+71.3%	15.5	+43.4%
Gross margin	25.4%	+9.2pp	22.8%	+5.9pp
- Regular CMP*	24.8%	+10.5pp	21.9%	+6.9pp
- Light-Weight CMP**	34.3%	+11.5pp	31.7%	+9.0pp
- Offset Printing Paper	22.7%	+3.4pp	20.9%	+0.8pp
Operating income	8.6	+68.6%	11.9	+34.1%
Net income	5.6	+56.5%	7.7	+26.1%
EBITDA	11.3	+61.4%	17.4	+35.9%

Note:

*Products from PM6 production line

**Products from the newly renovated PM1 production line

Pp represents percentage points.

Key Highlights for Second Quarter 2015:

•	Revenue up 9.1% year over year (YoY) to $41.3 million
•	Gross profit up 71.3% YoY to $10.5 million and gross margin up 9.2 percentage points to 25.4% due to increased sales volume of Light-Weight CMP product
•	Net income up 56.5% YoY to $5.6 million
•	Launched commercial production of Tissue Paper products
•	Completed relocation of Digital Photo Paper production lines in August 2015 and resumed commercial production

Mr. Zhenyong Liu, Chairman and Chief Executive Officer of Orient Paper, commented, “The second quarter was an excellent quarter for Orient Paper, as measured by revenue and net income growth as well as margin improvement. We experienced higher sales volume for our Light-Weight CMP product as production accelerated. Our margin improved as result of a better pricing environment and lower material costs. We are particularly pleased to have achieved this growth during a period in which there was a temporary interruption in production resulting from maintenance performed on our PM3 production line as well as an absence in sales of our digital photo paper products due to the relocation of the production lines.”

Mr. Liu continued, “We are optimistic about our growth prospects in the second half of the year as our new tissue paper products have begun commercial production and our digital photo paper production lines have resumed. We also continue to experience strong demand for our Light-Weight CMP products. The overall pricing environment is expected to remain stable in the second half of the year, and we expect our expanded production capabilities to capture greater market share for the company in China’s consolidating paper industry.”

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Financial Review:

Second Quarter 2015 Financial Results compared with Second Quarter 2014

The table below summarizes changes in revenues, sales volumes, and average selling prices (“ASPs”) for 2Q 2015:

	Sales Volumes (Tonnes)	YOY Change	Revenue (US$ millions)	YOY Change	ASP (US$)	YOY Change
- Regular CMP	68,452	+1.0%	25.8	+6.5%	377	+5.3%
- Light-Weight CMP	12,984	+208.0%	5.0	+227.0%	384	+6.1%
- Offset Printing Paper	14,982	-6.4%	10.5	-4.9%	698	+1.6%

Revenue

Total Revenue in the second quarter of 2015 was $41.3 million, an increase of 9.1% from $37.8 million in the prior year period. The revenue increase was mainly attributable to increased sales of both the Company’s Regular CMP and new Light-Weight CMP products, which were partially offset by the absence of revenue from the digital photo paper due to the production line relocation.

CMP

-	Revenue from CMP increased 19.5% year over year to $30.8 million, representing 74.6% of total revenue.
-	Of the total CMP sales, $5.0 million was generated by Light-Weight CMP and $25.8 million was generated by Regular CMP.
-	Total volume of CMP sold was up 13.1% year over year to 81,436 tonnes. Volume sold for regular CMP was up 1.0% year over year to 68,452 tonnes, while volume sold for Light-Weight CMP was up 208.0% to 12,984 tonnes.
-	Regular CMP ASP increased by 5.3% to $377/tonne.
-	Light-Weight CMP ASP increased by 6.1% to $384/tonne.

Offset Printing Paper

-	Revenue from offset printing paper decreased 4.9% year over year to $10.5 million, representing 25.3% of total revenue, due to reduced volume.
-	Volume sold was down 6.4% year over year to 14,982 tonnes, mainly due to a temporary interruption in production resulting from maintenance performed on the PM3 production line in April 2015.
-	ASP increased 1.6% year over year to $698/tonne.

Digital Photo Paper

-	Production of digital photo paper was suspended while production facilities were relocated pursuant to regulatory mandates by the Xushui county government; consequently there were no digital photo paper production in the second quarter of 2015. The small amount of digital photo paper sold in the second quarter of 2015 was sales from inventory. The relocation was completed in August 2015.

Cost of Sales and Gross Profit

Cost of Sales in the second quarter of 2015 was $30.8 million, relatively unchanged year over year. Cost per tonne for Light-Weight CMP was down 9.7% to $252 and cost per tonne for Regular CMP was down 7.5% to $284, as a result of declining raw material prices. Cost per tonne for offset printing paper decreased by 2.5% to $540.

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Gross profit in the second quarter of 2015 was $10.5 million, up 72.3% year over year. Gross margin was 25.4%, up from 16.2% in the same quarter a year ago. Gross profit margins for Regular CMP, Light-Weight CMP, and offset printing paper were 24.8%, 34.3% and 22.7%, respectively.

Selling, General and Administrative Expenses

Selling, general and administrative expenses ("SG&A") were $1.8 million for the second quarter of 2015, up 85.4% from $1.0 million for the second quarter of 2014. The increase was primarily due to the increase in the depreciation costs associated with disassembling the digital photo production lines for relocation that was charged to SG&A and the property, plant and equipment in the Company’s Wei County Industrial Park.

Income from Operations

Income from operations was $8.6 million for the second quarter of 2015, up 68.6% from $5.1 million in the same quarter a year ago.

Net Income

Net income was $5.6 million, up 56.5% from $3.6 million in the same quarter a year ago. Basic and diluted earnings per share for the second quarter of 2015 were $0.28, compared to $0.19 for the corresponding period of 2014.

EBITDA

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) were $11.3 million, up from $7.0 million in the second quarter of 2014. EBITDA is a non-GAAP financial measure. Please see Note 2 for the reconciliation of Net Income to EBITDA.

Cash, Liquidity and Financial Position

As of June 30, 2015, cash and cash equivalents were $2.2 million, compared to $3.9 million at the end of 2014. Net cash provided by operating activities was $6.4 million for the six months ended June 30, 2015, compared with $20.9 million of net cash provided by operating activities in the six months ended June 30, 2014.

As of June 30, 2015, short-term debt (including notes payable of $6.5 million) was $15.7 million, and current capital lease obligations were $12.7 million. Long-term debt was $15.5 million, and non-current capital lease obligations were nil. Debt (including capital leases) represents 19% of total capital, which the Company believes, is within a normal range for paper companies in China.

Operations and Business Updates

Expansion into Tissue Paper Market

The Company continues to build production facilities in the Wei County Industrial Park in Hebei Province for tissue paper production. The Company completed the installation of the tissue paper packaging equipment and commenced commercial production in early June 2015 using base tissue paper as raw material sourced from third parties. The Company is in the process of installing two production lines to produce base tissue paper, each of which will have an annual capacity of 15,000 tonnes.

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Relocation of Digital Photo Paper Production

In early August 2015, the Company completed the relocation of its digital photo paper production lines from its Headquarters Compound to a new location across the street from the Company's Xushui Paper Mill ("Xushui Mill Annex"), and resumed commercial production. The relocation was completed within the planned timeline and below the budgeted costs.

Conference Call

The Company will host a conference call at 8:00 am US Eastern Time (5:00 am US Pacific Time/8:00 pm Beijing Time) on Thursday, August 13, 2015, to discuss its financial results and recent business, operational and corporate activities.

To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time:

Mainland China: 400-120-0654

Hong Kong: 800-906-606

United States: 1-855-500-8701

International: +65-6713-5440

Passcode: 3551039

A replay of this conference call will be available by dialing:

Mainland China: 400-632-2162 / 800-870-0205

Hong Kong: 800-963-117

United States: 1-855-452-5696

International: +61-2-9003-4211

Passcode: 3551039

The replay will be archived for fourteen days following the earnings announcement, until August 27, 2015.

This conference call will be broadcast live over the Internet and can be accessed by clicking http://www.orientpaperinc.com/. Please access the link at least fifteen minutes prior to the call to register, download, and install any necessary audio software. A replay will be available by accessing the same link for one year shortly after the call.

About Orient Paper, Inc.

Orient Paper, Inc. ("Orient Paper") is a leading paper manufacturer in North China. Using recycled paper as its primary raw material (with the exception of its digital photo paper and tissue paper products), Orient Paper produces and distributes three categories of paper products: corrugating medium paper, offset printing paper, and other paper products, including digital photo paper and tissue paper.

With production based in Baoding in North China's Hebei Province, Orient Paper is located strategically close to the Beijing and Tianjin region, home to a growing base of industrial and manufacturing activities and one of the largest markets for paper products consumption in the country.

Orient Paper's production facilities are controlled and operated by its wholly owned subsidiary Shengde Holdings Inc., which in turn controls and operates Baoding Shengde Paper Co., Ltd., and Hebei Baoding Orient Paper Milling Co., Ltd.

Founded in 1996, Orient Paper has been listed on the NYSE MKT under the ticker symbol "ONP" since December 2009. (For more information, please visit http://www.orientpaperinc.com)

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Note 1: Production Facilities of Orient Paper

Production Line#	Paper Product	Designed Capacity (tonnes/year)	Location
PM1	Corrugating medium paper	60,000	Xushui County, Baoding city, Hebei province
PM2	Offset printing paper	50,000
PM3	Offset printing paper	40,000
PM4	Digital photo paper	2,500*	Xushui County, Baoding city, Hebei province
PM5	Digital photo paper	2,500*
PM6	Corrugating medium paper	360,000	Xushui County, Baoding city, Hebei province
PM7**	Specialty paper	10,000
PM8**	Base Tissue paper	15,000	Economic Development Zone in Wei County, Hebei Province
PM9**	Base Tissue paper	15,000

*: PM4 and PM5 have a total coating capacity of 2,500 tonnes per year.

**: Under renovation or construction, or in the planning stage.

Note 2: Non-GAAP Financial Measures

In addition to our U.S. GAAP results, this press release also includes a discussion of EBITDA, a non-GAAP financial measure as defined by the SEC. The Company defines EBITDA as net income before interest, income taxes, depreciation and amortization. EBITDA is a key measure used by management to evaluate our results and make strategic decisions. Management believes this measure is useful to investors because it is an indicator of operational performance. Because not all companies use identical calculations, the Company's presentation of EBITDA may not be comparable to similarly titled measures of other companies, and should not be viewed as an alternative to measures of financial performance or changes in cash flows calculated in accordance with the U.S. GAAP.

Reconciliation of Net Income to EBITDA

(Amounts expressed in US$)

(in millions)	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income	$5.6	$3.6	$7.7	$6.1
Add: Income tax	2.0	1.3	2.8	2.3
Add: Net interest expense	1.1	0.2	1.8	0.5
Add: Depreciation and amortization	2.6	1.9	5.1	3.9
EBITDA	$11.3	$7.0	$17.4	$12.8

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the plan to resume digital photo paper sales; anticipated launch of the tissue paper sales, the actions and initiatives of current and potential competitors; the Company's ability to introduce new products; the Company's ability to implement the planned capacity expansion of corrugate medium paper; market acceptance of new products; general economic and business conditions; the ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed in the Company's filings with the Securities and Exchange Commission. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the companies and the industry. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward looking statements are reasonable, it cannot assure you that its expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

For investor and media inquiries, please contact:

Orient Paper, Inc.

Email: ir@orientpaperinc.com

ICR, LLC

Bill Zima

Tel: +1 (203) 682-8200

Email: bill.zima@icrinc.com

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ORIENT PAPER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2015 AND 2014

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Revenues	$41,283,142	$37,836,265	$67,787,486	$63,590,129

Cost of sales	(30,799,628)	(31,715,258)	(52,317,239)	(52,798,286)

Gross Profit	10,483,514	6,121,007	15,470,247	10,791,843

Selling, general and administrative expenses	(1,833,970)	(989,299)	(3,540,362)	(1,898,215)

Income from Operations	8,649,544	5,131,708	11,929,885	8,893,628

Other Income (Expense):
Interest income	6,391	39,451	55,199	44,848
Subsidy income	46,999	—	277,042	—
Interest expense	(1,135,893)	(268,545)	(1,784,111)	(543,837)

Income before Income Taxes	7,567,041	4,902,614	10,478,015	8,394,639

Provision for Income Taxes	(1,976,511)	(1,330,506)	(2,781,996)	(2,289,237)

Net Income	5,590,530	3,572,108	7,696,019	6,105,402

Other Comprehensive Income:

Foreign currency translation adjustment	844,427	284,824	176,881	(1,090,666)

Total Comprehensive Income	$6,434,957	$3,856,932	$7,872,900	$5,014,736

Earnings Per Share:
Basic and Fully Diluted Earnings per Share	$0.28	$0.19	$0.38	$0.33

Weighted Average Number of Shares
Outstanding - Basic and Fully Diluted	20,316,400	18,753,900	20,316,400	18,753,900

See accompanying notes to condensed consolidated financial statements.

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ORIENT PAPER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2015 AND DECEMBER 31, 2014

(Unaudited)

	June 30,	December 31,
	2015	2014

ASSETS

Current Assets
Cash and cash equivalents	$2,163,357	$3,891,473
Restricted cash	3,271,395	8,873,999
Accounts receivable (net of allowance for doubtful accounts of $85,088 and $76,125 as of June 30, 2015 and December 31, 2014, respectively)	4,169,359	3,730,123
Inventories	8,377,944	7,139,599
Prepayments and other current assets	775,160	2,919,668
Deferred tax assets - current	16,741	—

Total current assets	18,773,956	26,554,862

Prepayment on property, plant and equipment	1,491,756	1,490,440
Property, plant, and equipment, net	210,387,247	208,213,198
Value-added tax recoverable	3,234,106	3,228,075
Deferred tax asset – non-current	760,315	281,010

Total Assets	$234,647,380	$239,767,585

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Short-term bank loans	$6,542,790	$9,805,524
Current portion of long-term loans from credit union	179,927	147,083
Current portion of long-term loan from a related party	2,389,086	2,386,978
Current obligations under capital lease	12,657,697	12,258,488
Accounts payable	879,023	—
Notes payable	6,542,790	16,113,744
Due to a related party	309,886	227,900
Accrued payroll and employee benefits	557,803	492,765
Other payables and accrued liabilities	3,855,412	2,400,523
Income taxes payable	1,903,393	637,143

Total current liabilities	35,817,807	44,470,148

Loans from credit union	5,733,120	5,760,745
Loan from a related party	9,814,185	9,805,524
Deferred gain on sale-leaseback	464,002	695,389
Long-term obligations under capital lease	—	4,090,413

Total liabilities	51,829,114	64,822,219

Commitments and Contingencies

Stockholders' Equity
Common stock, 500,000,000 shares authorized, $0.001 par value per share, 20,316,400 shares issued and outstanding as of June 30, 2015 and December 31, 2014	20,316	20,316
Additional paid-in capital	49,218,982	49,218,982
Statutory earnings reserve	6,080,574	6,080,574
Accumulated other comprehensive income	17,198,046	17,021,165
Retained earnings	110,300,348	102,604,329

Total stockholders' equity	182,818,266	174,945,366

Total Liabilities and Stockholders' Equity	$234,647,380	$239,767,585

See accompanying notes to condensed consolidated financial statements.

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ORIENT PAPER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

(Unaudited)

	Six Months Ended
	June 30,
	2015	2014

Cash Flows from Operating Activities:
Net income	$7,696,019	$6,105,402
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,092,217	3,867,694
Allowance for bad debts	8,874	3,856
Deferred tax	(494,559)	253,719
Changes in operating assets and liabilities:
Accounts receivable	(443,727)	(177,387)
Prepayments and other current assets	2,138,350	181,904
Inventories	(1,228,963)	(1,626,046)
Accounts payable	876,829	5,485,008
Notes payable	(9,561,259)	8,041,543
Accrued payroll and employee benefits	64,441	63,928
Other payables and accrued liabilities	1,012,879	(973,661)
Income taxes payable	1,262,528	(280,879)
Net Cash Provided by Operating Activities	6,423,629	20,945,081

Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(34,135)	(25,431)
Payment for construction in progress	(5,901,707)	(13,444,709)
Net Cash Used in Investing Activities	(5,935,842)	(13,470,140)

Cash Flows from Financing Activities:
Proceeds from related party loans	300,000	343,500
Repayment of related party loans	(300,000)	(343,500)
Proceeds from bank loans	—	4,045,189
Repayment of bank loans	(3,263,228)	(2,417,346)
Payment of capital lease obligation	(4,551,517)	(4,088,678)
Release of (Increase in) restricted cash	5,596,436	(3,971,936)
Net Cash Used in Financing Activities	(2,218,309)	(6,432,771)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	2,406	(39,971)

Net (Decrease) Increase in Cash and Cash Equivalents	(1,728,116)	1,002,199

Cash and Cash Equivalents - Beginning of Period	3,891,473	3,131,163

Cash and Cash Equivalents - End of Period	$2,163,357	$4,133,362

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest, net of capitalized cost	$1,384,324	$467,400
Cash paid for income taxes	$2,014,028	$2,316,397

See accompanying notes to condensed consolidated financial statements.

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